CONSENT


     I, Sheila G. Corvino, hereby consent to the use of my opinion dated September 20, 2000 and my name under the caption "Legal Matters" in the amended SB-2 Registration Statement and Prospectus, and any subsequent amendments thereto, as filed with the Securities and Exchange Commission. of Profitcom.com, Inc.






                                            /s/Sheila G. Corvino
                                            ---------------------
                                            Sheila G. Corvino



   Dated: September 20, 2000